Exhibit 99.1

ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel:	(212) 645-1405 (212) 645-2054
Fax:
www.imclone.com

ImClone Systems Incorporated

Investors:

Andrea F. Rabney

(646) 638-5058

Stefania Bethlen

(646) 638-5058

NOT FOR IMMEDIATE RELEASE

IMCLONE SYSTEMS TO PRESENT AT THE

BANC OF AMERICA SECURITIES

2005 SPECIALTY PHARMACEUTICALS CONFERENCE

New York, NY – July 26, 2005 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Michael J. Howerton, Chief Financial Officer, is scheduled to present at the Banc of America Securities 2005 Specialty Pharmaceuticals Conference in Southampton, NY on Thursday, July 28, 2005, from 8:45 AM to 9:25 AM Eastern Daylight Time.  Mr. Howerton will provide a corporate overview, including comments on the Company’s product portfolio.

The presentation will be webcast live and may be accessed by visiting ImClone Systems’ website at www.imclone.com. A replay of the webcast will also be available immediately after the conclusion of the presentation.  Investors can access the webcast under “Presentations” in the “Investor Relations” section of ImClone Systems’ website.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.   ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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